Exhibit 99.1

TCG BDC, INC. DECLARES SECOND QUARTER DIVIDEND OF $0.37

PER SHARE

Company Release - 6/20/2017

NEW YORK—(June 20, 2017)—TCG BDC, Inc. (“TCG BDC”) (NASDAQ: CGBD) announced today that its Board of Directors has declared a second quarter dividend of $0.37 per share, payable on July 18, 2017 to stockholders of record as of June 30, 2017.

About TCG BDC, Inc.

TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle GMS Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through March 31, 2017, TCG BDC has invested more than $2.4 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations and estimates about us, our current and prospective portfolio investments, our industry, our beliefs, our assumptions and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, including those described from time to time in our filings with the SEC, many of which are beyond TCG BDC’s control and difficult to predict, that could cause actual results to differ materially from those implied or expressed in the forward-looking statements. TCG BDC undertakes no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Daniel Harris

212-813-4527

daniel.harris@carlyle.com

Media Contact:

Jordan DeJarnette

202-729-5029

jordan.dejarnette@carlyle.com